Exhibit 10.5

IHS MARKIT LTD.

AMENDMENT TO AMENDED AND RESTATED
TERMS OF EMPLOYMENT

Amendment dated as of March 9, 2021 (this “Amendment”) to the Amended and Restated Terms of Employment dated July 16, 2018 (the “Employment Agreement”) between Markit North America, Inc. (the “Company”) and Sari Granat (“Executive”).

W I T N E S S E T H

WHEREAS, pursuant to the Employment Agreement, Executive is currently employed as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company;

WHEREAS, in connection with the execution of this Amendment, IHS Markit Ltd. (“IHS Markit”) has entered into an Agreement and Plan of Merger, dated as of November 29, 2020 (the “Signing Date”), with S&P Global Inc., a New York corporation (“Parent”) and Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and a wholly-owned, direct subsidiary of Parent (“Merger Sub,” and with IHS Markit and Parent, the “Parties”) (the “Merger Agreement”), pursuant to which the Parties would effect a business combination through the merger of Merger Sub with and into IHS Markit, with IHS Markit being the surviving company and a wholly-owned, direct subsidiary of Parent; and

WHEREAS, the Company and Executive have agreed to amend the terms and conditions of the continued employment of Executive, effective as of the Signing Date.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.AMENDMENTS

a.The Company and Executive agree that, in lieu of Section 3(e)(iv)(B) of the Employment Agreement, subject to the consummation of the transactions under the Merger Agreement, any unvested performance-based equity awards held by Executive and granted prior to the consummation of the transactions under the Merger Agreement shall be treated as set forth in the Merger Agreement.

b.The provision titled “Annual Cash Incentive Compensation” on Exhibit A of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Annual Cash Incentive Compensation - For each fiscal year, your target cash incentive opportunity is 100% of your Annual Base Salary (the “Target Cash Incentive”) and the actual incentive payment may range from 0% – 200% of target, based on IHS Markit’s performance and achievement of your individual performance objectives, as determined by the HR Committee.”

2.EFFECTIVENESS OF AMENDMENT

This Amendment will become effective on the Signing Date. Except as amended by the terms of this Amendment, the Employment Agreement will remain in full force and effect in accordance with its terms.

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Please acknowledge your agreement with the terms of this Amendment by signing and dating the enclosed copy and returning it to me.
Sincerely,

IHS MARKIT LTD.

__/s/ Jonathan Gear______________
Name: Jonathan Gear
Title: Executive Vice President, Chief Financial Officer

Accepted and Agreed:

/s/ Sari Granat_________________________
(Signature)

March 11, 2021
____________________________________
(Date)

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